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                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019


                                  July 14, 1999


Saratoga Resources, Inc.
301 Congress Avenue
Suite 1550
Austin, Texas 78701

                  Re:   Saratoga Resources, Inc.
                        Registration Statement on Form S-4 (File No. 333-78501)

Ladies and Gentlemen:

                  We have acted as special counsel to Saratoga Resources, Inc., a Delaware corporation ("Saratoga"), in connection with the preparation of the Registration Statement on Form S-4, as amended (the "Registration Statement"), being filed by Saratoga on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to up to 8,800,000 shares of common stock par value $0.001 per share, of Saratoga to be registered with the Commission pursuant to the Act.

                  We are aware that we are referred to under the heading "Legal Matters" in the Registration Statement and we hereby consent to the use of our name in the Registration Statement.



                                                 Very truly yours,



                                                 KANE KESSLER, P.C.